News Release

Contacts: Laurie G. Hylton 617.672.8527

Eric Senay 617.672.6744

Eaton Vance Corp.

Report for the Three and Six Month Periods Ended April 30, 2020

Boston, MA, May 20, 2020 – Eaton Vance Corp. (NYSE: EV) today reported earnings per diluted share of $0.65 for the second quarter of fiscal 2020, a decrease of 27 percent from $0.89 of earnings per diluted share in the second quarter of fiscal 2019 and a decrease of 29 percent from $0.91 of earnings per diluted share in the first quarter of fiscal 2020.

The Company reported adjusted earnings per diluted share(1)(2) of $0.80 for the second quarter of fiscal 2020, unchanged from the second quarter of fiscal 2019 and a decrease of 6 percent from $0.85 of adjusted earnings per diluted share in the first quarter of fiscal 2020. In the second quarter of fiscal 2020, adjusted earnings exceeded earnings under U.S. generally accepted accounting principles (U.S. GAAP) by $0.15 per diluted share, reflecting the reversal of $16.8 million of net losses of consolidated investment entities and the Company’s other seed capital investments, the add-back of $1.8 million of management fees and expenses of consolidated investment entities, and the reversal of $1.1 million of net excess tax benefits related to stock-based compensation awards. Earnings under U.S. GAAP exceeded adjusted earnings per diluted share by $0.09 in the second quarter of fiscal 2019, reflecting the reversal of $11.4 million of net gains of consolidated investment entities and other seed capital investments, the add-back of $1.8 million of management fees and expenses of consolidated investment entities, and the reversal of $0.3 million of net excess tax benefits related to stock-based compensation awards. In the first quarter of fiscal 2020, earnings under U.S. GAAP exceeded adjusted earnings by $0.06 per diluted share, reflecting the reversal of $3.6 million of net gains of consolidated investment entities and other seed capital investments, the add-back of $2.4 million of management fees and expenses of consolidated investment entities, and the reversal of $4.9 million of net excess tax benefits related to stock-based compensation awards.

(1) Effective this quarter, the Company’s calculation of non-U.S. GAAP financial measures excludes the impact of consolidated sponsored funds and consolidated collateralized loan obligation (CLO) entities (collectively, consolidated investment entities) and other seed capital investments. Adjustments to GAAP operating income include the add-back of management fee revenue received from consolidated investment entities that are eliminated in consolidation and the non-management expenses of consolidated sponsored funds recognized in consolidation. Adjustments to GAAP net income attributable to Eaton Vance Corp. shareholders include the after-tax impact of these adjustments to operating income and the elimination of gains (losses) and other investment income (expense) of consolidated investment entities and other seed capital investments included in non-operating income (expense), as determined net of tax and non-controlling and other beneficial interests. All prior period non-U.S. GAAP financial measures have been updated to reflect this change as shown in Attachments 2 and 3. Please see note 2 below.

(2) Although the Company reports its financial results in accordance with U.S. GAAP, management believes that certain non-U.S. GAAP financial measures, specifically, adjusted net income attributable to Eaton Vance Corp. shareholders, adjusted earnings per diluted share and adjusted operating income, while not a substitute for U.S. GAAP financial measures, may be effective indicators of the Company’s performance over time. Non-U.S. GAAP financial measures should not be construed to be superior to U.S. GAAP measures. In calculating these non-U.S. GAAP financial measures, net income attributable to Eaton Vance Corp. shareholders, earnings per diluted share and operating income are adjusted to exclude items management deems non-operating or non-recurring in nature, or otherwise outside the ordinary course of business. These adjustments may include, when applicable, the add back of closed-end fund structuring fees, costs associated with special dividends, debt repayments and tax settlements, the tax impact of stock-based compensation shortfalls or windfalls, and non-recurring charges for the effect of tax law changes. The adjusted measures also exclude the impact of consolidated investment entities and other seed capital investments. Management and our Board of Directors, as well as certain of our outside investors, consider the adjusted numbers a measure of the Company’s underlying operating performance. Management believes adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share are important indicators of our operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results, and may provide a useful baseline for analyzing trends in our underlying business.

Consolidated net outflows of $9.3 billion in the second quarter of fiscal 2020 represent -7 percent annualized internal growth in managed assets (consolidated net flows divided by beginning of period consolidated assets under management). This compares to net inflows of $4.6 billion and 4 percent annualized internal growth in managed assets in the second quarter of fiscal 2019 and net inflows of $6.1 billion and 5 percent annualized internal growth in managed assets in the first quarter of fiscal 2020. Excluding Parametric overlay services, the Company had net outflows of $2.8 billion and -3 percent annualized internal growth in managed assets in the second quarter of fiscal 2020, net inflows of $2.6 billion and 3 percent annualized internal growth in managed assets in the second quarter of fiscal 2019 and net inflows of $5.0 billion and 5 percent annualized internal growth in managed assets in the first quarter of fiscal 2020.

The Company’s annualized internal management fee revenue growth (management fees attributable to consolidated inflows less management fees attributable to consolidated outflows, divided by beginning of period consolidated management fee revenue) was -6 percent in the second quarter of fiscal 2020, 1 percent in the second quarter of fiscal 2019 and 5 percent in the first quarter of fiscal 2020.

During the second quarter of fiscal 2020, consolidated net flows varied considerably from month to month. The Company had net inflows of $2.9 billion in February, net outflows of $11.8 billion in March and net outflows of $0.4 billion in April. Excluding Parametric overlay services, the Company had net inflows of $2.4 billion in February, net outflows of $5.4 billion in March and net inflows of $0.2 billion in April. The Company’s annualized internal management fee revenue growth was 5 percent in February, -23 percent in March and -2 percent in April.

Consolidated assets under management were $465.3 billion on April 30, 2020, down 1 percent from $469.9 billion of consolidated managed assets on April 30, 2019 and down 10 percent from $518.2 billion of consolidated managed assets on January 31, 2020. The year-over-year decrease in consolidated assets under management reflects net inflows of $14.6 billion and market price declines of $19.3 billion. The sequential quarterly decrease in consolidated assets under management reflects net outflows of $9.3 billion and market price declines of $43.6 billion in the second quarter of fiscal 2020.

“Like all companies, Eaton Vance has been significantly affected by the COVID-19 pandemic,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “Nearly all of our staff has been working from home since mid-March, and will remain doing so for the foreseeable future. We continue to engage actively with clients and business partners, seeking to help them address their investment needs during this difficult period. Our financial results for the three months ended April 30, 2020 speak to both the challenges of operating in this time of extreme disruption and the great strengths and resilience of our business and culture.”

Average consolidated assets under management were $479.5 billion in the second quarter of fiscal 2020, up 5 percent from $456.2 billion in the second quarter of fiscal 2019 and down 6 percent from $509.9 billion in the first quarter of fiscal 2020.

As shown in Attachment 11, excluding performance-based fees, annualized management fee rates on consolidated assets under management averaged 29.7 basis points in the second quarter of fiscal 2020, down 7 percent from 31.8 basis points in the second quarter of fiscal 2019 and down 4 percent from 30.8 basis points in the first quarter of fiscal 2020. Changes in average annualized management fee rates for the compared periods primarily reflect shifts in the Company’s mix of business.

Attachments 6 and 7 summarize the Company’s consolidated assets under management and net flows by investment mandate and investment vehicle reporting categories. Attachments 8, 9 and 10 summarize the Company’s ending consolidated assets under management by investment mandate, investment vehicle and investment affiliate. Attachment 11 shows the Company’s average annualized management fee rates by investment mandate.

As shown in Attachments 6 and 7, consolidated sales and other inflows were $61.6 billion in the second quarter of fiscal 2020, up 67 percent from $36.8 billion in the second quarter of fiscal 2019 and up 33 percent from $46.3 billion in the first quarter of fiscal 2020.

Consolidated redemptions and other outflows were $70.9 billion in the second quarter of fiscal 2020, up 120 percent from $32.2 billion in the second quarter of fiscal 2019 and up 76 percent from $40.2 billion in the first quarter of fiscal 2020.

As of April 30, 2020, the Company’s 49 percent-owned affiliate Hexavest Inc. (Hexavest) managed $8.6 billion of client assets, down 38 percent from $13.9 billion of managed assets on April 30, 2019 and down 34 percent from $13.0 billion of managed assets on January 31, 2020. Hexavest had net outflows of $2.2 billion in the second quarter of fiscal 2020, versus net inflows of $0.2 billion in the second quarter of fiscal 2019 and net outflows of $0.5 billion in the first quarter of fiscal 2020. Attachment 12 summarizes the assets under management and net flows of Hexavest. Other than Eaton Vance-sponsored funds for which Hexavest is the adviser or sub-adviser, the managed assets and flows of Hexavest are not included in our consolidated totals.

Financial Highlights

(in thousands, except per share figures)

	Three Months Ended
	April 30,	January 31,	April 30,
	2020	2020	2019
Revenue	$405,911	$452,554	$411,861
Expenses	283,955	317,835	284,688
Operating income	121,956	134,719	127,173
Operating margin	30.0%	29.8%	30.9%
Adjusted operating margin	30.5%	30.3%	31.4%
Non-operating income (expense)	(73,364)	8,369	20,291
Income taxes	(22,017)	(32,578)	(37,069)
Equity in net income of affiliates, net of tax	1,481	2,325	2,735
Net income	28,056	112,835	113,130
Net (income) loss attributable to non-controlling
and other beneficial interests	44,002	(8,850)	(11,323)
Net income attributable to
Eaton Vance Corp. shareholders	$72,058	$103,985	$101,807
Adjusted net income attributable to
Eaton Vance Corp. shareholders	$89,627	$97,947	$91,955
Earnings per diluted share	$0.65	$0.91	$0.89
Adjusted earnings per diluted share	$0.80	$0.85	$0.80

Second Quarter Fiscal 2020 vs. Second Quarter Fiscal 2019

In the second quarter of fiscal 2020, revenue decreased 1 percent to $405.9 million from $411.9 million in the second quarter of fiscal 2019. Management fees were down 1 percent, as a 7 percent decrease in consolidated average annualized management fee rates more than offset higher average consolidated assets under management and the impact of one additional fee day in the second quarter of fiscal 2020. Performance fees were $2.5 million in the second quarter of fiscal 2020 and $1.8 million in the second quarter of fiscal 2019. Collectively, distribution and service fee revenues were substantially unchanged from the second quarter of fiscal 2019.

Operating expenses were $284.0 million in the second quarter of fiscal 2020, substantially unchanged from $284.7 million in the second quarter of fiscal 2019, reflecting decreases in compensation and distribution expenses, partially offset by increases in service fee expense, amortization of deferred sales commissions, fund-related expenses and other expenses. The decrease in compensation reflects lower operating income-based and investment performance-based bonus accruals, lower stock-based compensation expense and lower severance expenses, partially offset by higher sales-based incentive compensation and higher salaries associated with increases in headcount, year-end compensation increases for continuing employees and one additional payroll day in the second quarter of fiscal 2020. The decrease in distribution expense reflects lower Class C distribution fee payments and lower marketing and promotion costs, partially offset by an increase in up-front sales commission expense. The increase in service fee expense reflects higher private fund service fee payments, partially offset by lower Class C service fee payments. The increase in amortization of deferred sales commissions reflects higher private fund commission amortization, partially offset by lower Class C commission amortization. The increase in fund-related expenses reflects higher sub-advisory fees paid. Other operating expenses increased 7 percent, primarily reflecting increases in information technology spending and higher facilities expenses, partially offset by lower travel expenses, lower professional services expenses and a decrease in other corporate expenses.

Operating income decreased 4 percent to $122.0 million in the second quarter of fiscal 2020 from $127.2 million in the second quarter of fiscal 2019. The Company’s operating margin decreased to 30.0 percent in the second quarter of fiscal 2020 from 30.9 percent in the second quarter of fiscal 2019. As shown in Attachment 3, on an adjusted basis including the management fee revenue and excluding the operating expenses of consolidated investment entities, operating income was down 4 percent year-over-year. Our adjusted operating margin decreased to 30.5 percent in the second quarter of fiscal 2020 from 31.4 percent in the second quarter of fiscal 2019.

Non-operating expense totaled $73.4 million in the second quarter of fiscal 2020 versus $20.3 million of non-operating income in the second quarter of fiscal 2019. The year-over-year change primarily reflects a $65.7 million increase in net losses and other investment income of consolidated sponsored funds and the Company’s investments in other sponsored strategies, a $27.5 million increase in the net expenses of consolidated CLO entities and a $0.5 million increase in interest expense. The increase in interest expense is attributable to borrowings under the Company’s line of credit during the second quarter of fiscal 2020. Such borrowings were fully repaid prior to quarter-end.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 45.3 percent in the second quarter of fiscal 2020 and 25.1 percent in the second quarter of fiscal 2019. Excluding the impact of consolidated investment entities and other seed capital investments and the net excess tax benefits associated with the Company’s stock-based compensation plans, the Company’s adjusted effective tax rate, calculated on the same basis, was 24.9 percent in the second quarter of fiscal 2020 and 26.9 percent in the second quarter of fiscal 2019. The Company’s effective tax rate is discussed in greater detail under “Taxation” below.

Equity in net income of affiliates was $1.5 million and $2.7 million in the second quarters of fiscal 2020 and 2019, respectively, substantially all relating to the Company’s investment in Hexavest.

As detailed in Attachment 4, net income (loss) attributable to non-controlling and other beneficial interests was $(44.0) million in the second quarter of fiscal 2020 and $11.3 million in the second quarter of fiscal 2019. The year-over-year change reflects a decline in income and gains (losses) of consolidated investment entities and other seed capital investments driven primarily by markdowns in position values to reflect securities price declines in the second quarter of fiscal 2020 and the Company’s accelerated repurchase of certain profit and capital interests in Parametric entities held by current and former employees, which settled at the end of the fourth quarter of fiscal 2019.

The Company’s weighted average basic shares outstanding were 109.2 million in the second quarter of fiscal 2020 and 110.4 million in the second quarter of fiscal 2019, a decrease of 1 percent. The year-over-year reduction reflects share repurchases in excess of new shares issued upon the vesting of restricted stock awards and the exercise of employee stock options. On a diluted basis, the Company’s weighted average shares outstanding were 111.6 million in the second quarter of fiscal 2020 and 114.2 million in the second quarter of fiscal 2019, a decrease of 2 percent. The decline in weighted average diluted shares outstanding further reflects a decrease in the dilutive effect of in-the-money options and unvested restricted stock awards due to lower market prices of the Company’s shares.

Second Quarter Fiscal 2020 vs. First Quarter Fiscal 2020

In the second quarter of fiscal 2020, revenue decreased 10 percent to $405.9 million from $452.6 million in the first quarter of fiscal 2020. Management fees were down 10 percent, primarily reflecting a 6 percent decrease in average consolidated assets under management, a 4 percent decline in consolidated average annualized management fee rates and the impact of two fewer fee days in the second quarter of fiscal 2020. Performance fees were $2.5 million in the second quarter of fiscal 2020 and $0.2 million in the first quarter of fiscal 2020. Distribution and service fee revenues were collectively down 11 percent, reflecting lower managed assets in fund share classes that are subject to these fees.

Operating expenses decreased 11 percent to $284.0 million in the second quarter of fiscal 2020 from $317.8 million in the first quarter of fiscal 2020, reflecting decreases in compensation, distribution expense, service fee expense, fund-related expenses and other operating expenses, partially offset by an increase in amortization of deferred sales commissions. The decrease in compensation reflects lower operating income-based and investment performance-based bonus accruals, decreases related to seasonal benefit costs and payroll taxes that are recognized primarily in the first fiscal quarter, lower salary and benefit expenses driven by two fewer payroll days in the second fiscal quarter and a decrease in severance expenses, partially offset by higher sales-based incentive compensation. The decrease in compensation also reflects lower stock-based compensation expense driven by accelerated vesting of restricted stock awards and accelerated recognition of employee stock option expense in connection with employee retirements in the first quarter of fiscal 2020. The decrease in distribution expense reflects lower Class C distribution fee payments, lower marketing and promotion costs, lower intermediary marketing support payments and a decrease in up-front sales commission expense. The decrease in service fee expense reflects lower Class A and private fund service fee payments. The decrease in fund-related expenses reflects lower sub-advisory fees paid, offset in part by increases in fund expenses borne by the Company. Other operating expenses decreased 3 percent, primarily reflecting lower travel expenses and lower professional services expenses, partially offset by increases in information technology spending and higher facilities expenses. The increase in amortization of deferred sales commissions reflects higher private fund commission amortization.

Operating income decreased 9 percent to $122.0 million in the second quarter of fiscal 2020 from $134.7 million in the first quarter of fiscal 2020. The Company’s operating margin increased to 30.0 percent in the second quarter of fiscal 2020 from 29.8 percent in the first quarter of fiscal 2020. As shown in Attachment 3, on an adjusted basis including the management fee revenue and excluding the operating expenses of consolidated investment entities, operating income was down 10 percent sequentially. Our adjusted operating margin increased to 30.5 percent in the second quarter of fiscal 2020 from 30.3 percent in the first quarter of fiscal 2020.

Non-operating expense totaled $73.4 million in the second quarter of fiscal 2020 versus $8.4 million of non-operating income in the first quarter of fiscal 2020. The sequential change reflects a $66.6 million increase in net losses and other investment income of consolidated sponsored funds and the Company’s investments in other sponsored strategies, a $14.7 million increase in the net expenses of consolidated CLO entities and a $0.5 million increase in interest expense. The increase in interest expense is attributable to borrowings under the Company’s line of credit during the second quarter of fiscal 2020. Such borrowings were fully repaid prior to quarter-end.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 45.3 percent in the second quarter of fiscal 2020 and 22.8 percent in the first quarter of fiscal 2020. Excluding the impact of consolidated investment entities and other seed capital investments and the net excess tax benefits associated with the Company’s stock-based compensation plans, the Company’s adjusted effective tax rate, calculated on the same basis, was 24.9 percent in the second quarter of fiscal 2020 and 27.6 percent in the first quarter of fiscal 2020. The Company’s effective tax rate is discussed in greater detail under “Taxation” below.

Equity in net income of affiliates was $1.5 million in the second quarter of fiscal 2020 and $2.3 million in the first quarter of fiscal 2020, substantially all relating to the Company’s investment in Hexavest.

As detailed in Attachment 4, net income (loss) attributable to non-controlling and other beneficial interests was $(44.0) million in the second quarter of fiscal 2020 and $8.9 million in the first quarter of fiscal 2020. The sequential change reflects a decline in income and gains (losses) of consolidated investment entities and other seed capital investments driven primarily by markdowns in position values to reflect securities price declines in the second quarter of fiscal 2020.

The Company’s weighted average basic shares outstanding decreased to 109.2 million in the second quarter of fiscal 2020 from the 109.4 million in the first quarter of fiscal 2020. The sequential reduction reflects share repurchases in excess of new shares issued upon the vesting of restricted stock awards and the exercise of employee stock options. On a diluted basis, the Company’s weighted average shares outstanding were 111.6 million in the second quarter of fiscal 2020 and 114.7 million in the first quarter of fiscal 2020, a decrease of 3 percent. The decline in weighted average diluted shares outstanding further reflects a decrease in the dilutive effect of in-the-money options and unvested restricted stock awards due to lower market prices of the Company’s shares.

Taxation

The following table reconciles the U.S. statutory federal income tax rate to the Company’s effective income tax rate:

	Three Months Ended
	April 30,	January 31,	April 30,
	2020	2020	2019
Statutory U.S. federal income tax rate	21.0%	21.0%	21.0%
State income tax, net of federal income tax benefits	8.8	4.9	4.5
Net income attributable to non-controlling and other beneficial interests	16.7	(0.5)	(0.9)
Other items	1.0	0.8	0.7
Net excess tax benefits from stock-based compensation plans	(2.2)	(3.4)	(0.2)
Effective income tax rate	45.3%	22.8%	25.1%

The Company’s income tax provision for the second quarter of fiscal 2020, second quarter of fiscal 2019 and first quarter of fiscal 2020 includes $0.9 million, $0.7 million and $1.3 million, respectively, of charges associated with certain provisions of the Tax Cuts and Jobs Act that took effect for the Company in fiscal 2019, relating principally to limitations on the deductibility of executive compensation.

The Company’s income tax provision was reduced by net excess tax benefits related to stock-based compensation awards totaling $1.1 million in the second quarter of fiscal 2020, $0.3 million in the second quarter of fiscal 2019 and $4.9 million in the first quarter of fiscal 2020.

The Company’s calculations of adjusted net income and adjusted earnings per diluted share remove the impact of gains (losses) and other investment income (expense) of consolidated investment entities and other seed capital investments, add back the management fees and expenses of consolidated investment entities, and exclude the tax impact of stock-based compensation shortfalls or windfalls. On this basis, the Company’s adjusted effective tax rate was 24.9 percent in the second quarter of fiscal 2020, 26.9 percent in the second quarter of fiscal 2019 and 27.6 percent in the first quarter of fiscal 2020. On the same adjusted basis, the Company estimates that its effective tax rate will be approximately 26.5 to 27.0 percent for the balance of fiscal 2020 and for the fiscal year as a whole. The Company’s actual adjusted effective tax rate for fiscal 2020 may vary from this estimate due to changes in the Company’s tax policy interpretations and assumptions, additional regulatory guidance that may be issued and other factors.

The Company’s adjusted effective tax rate is calculated by dividing our adjusted income tax expense by adjusted income before income taxes and equity in net income of affiliates, which was $119.0 million in the second quarter of fiscal 2020, $126.5 million in the second quarter of fiscal 2019 and $134.3 million in the first quarter of fiscal 2020. Adjusted income before income taxes and equity in net income of affiliates does not include the allocation to non-controlling interests and removes the impact of gains (losses) and other investment income (expense) of the Company’s consolidated investment entities and other seed capital investments and adds back the management fees and expenses of consolidated investment entities.

The following table reconciles income tax expense (benefit) to adjusted income tax expense (benefit):

(in thousands)	Three Months Ended
	April 30,	January 31,	April 30,
	2020	2020	2019
Income tax expense	$22,017	$32,578	$37,069
Income tax expense attributable to:
Management fees of consolidated sponsored
funds and consolidated CLO entities	330	498	274
Non-management expenses of consolidated
sponsored funds	296	332	335
Net (gains) losses and other investment income
related to consolidated sponsored funds and
other seed capital investments	1,606	(1,715)	(1,086)
Other (income) expense of consolidated CLO entities	4,262	474	(2,794)
Net excess tax benefits from stock-based
compensation plans	1,059	4,860	277
Adjusted income tax expense	$29,570	$37,027	$34,075

Balance Sheet Information

As of April 30, 2020, the Company held cash and cash equivalents of $914.9 million and its investments included $36.4 million of short-term debt securities with maturities between 90 days and one year. There were no outstanding borrowings under the Company’s $300 million credit facility at such date. During the first six months of fiscal 2020, the Company used $97.6 million to repurchase and retire approximately 2.4 million shares of its Non-Voting Common Stock under its repurchase authorizations. Of the current 8.0 million share repurchase authorization, approximately 4.0 million shares remain available.

Conference Call Information

Eaton Vance Corp. will host a conference call and webcast at 11:00 AM eastern time today to discuss the financial results for the three and six months ended April 30, 2020. To participate in the conference call, please dial 866-521-4909 (domestic) or 647-427-2311 (international) and refer to “Eaton Vance Corp. Second Fiscal Quarter Earnings.” A webcast of the conference call can also be accessed via Eaton Vance’s website, eatonvance.com.

A replay of the call will be available for one week by calling 800-585-8367 (domestic) or 416-621-4642 (international) or by accessing Eaton Vance’s website, eatonvance.com. To listen to the replay, enter the conference ID number 7456187 when instructed.

About Eaton Vance Corp.

Eaton Vance Corp. (NYSE: EV) provides advanced investment strategies and wealth management solutions to forward-thinking investors around the world. Through principal investment affiliates Eaton Vance Management, Parametric, Atlanta Capital, Calvert and Hexavest, the Company offers a diversity of investment approaches, encompassing bottom-up and top-down fundamental active management, responsible investing, systematic investing and customized implementation of client-specified portfolio exposures. As of April 30, 2020, Eaton Vance had consolidated assets under management of $465.3 billion. Exemplary service, timely innovation and attractive returns across market cycles have been hallmarks of Eaton Vance since 1924. For more information, visit eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, the scope and duration of the COVID-19 pandemic and its impact on the global economy or capital markets, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed in the Company’s filings with the Securities and Exchange Commission.

							Attachment 1
Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)

	Three Months Ended					Six Months Ended
				%	%
				Change	Change
				Q2 2020	Q2 2020
	April 30,	January 31,	April 30,	vs.	vs.	April 30,	April 30,	%
	2020	2020	2019	Q1 2020	Q2 2019	2020	2019	Change
Revenue:
Management fees	$354,121	$394,801	$359,384	(10)%	(1)%	$748,922	$710,134	5%
Distribution and underwriter fees	19,122	21,578	20,054	(11)	(5)	40,700	43,144	(6)
Service fees	30,557	33,939	29,586	(10)	3	64,496	58,946	9
Other revenue	2,111	2,236	2,837	(6)	(26)	4,347	6,053	(28)
Total revenue	405,911	452,554	411,861	(10)	(1)	858,465	818,277	5
Expenses:
Compensation and related costs	149,072	171,982	153,542	(13)	(3)	321,054	307,430	4
Distribution expense	33,533	40,003	35,930	(16)	(7)	73,536	73,438	-
Service fee expense	26,648	29,755	25,921	(10)	3	56,403	51,438	10
Amortization of deferred sales commissions	6,289	5,968	5,571	5	13	12,257	11,118	10
Fund-related expenses	10,897	11,067	9,960	(2)	9	21,964	19,605	12
Other expenses	57,516	59,060	53,764	(3)	7	116,576	106,945	9
Total expenses	283,955	317,835	284,688	(11)	-	601,790	569,974	6
Operating income	121,956	134,719	127,173	(9)	(4)	256,675	248,303	3
Non-operating income (expense):
Gains (losses) and other investment income, net	(50,512)	16,090	15,206	NM	NM	(34,422)	21,039	NM
Interest expense	(6,364)	(5,888)	(5,888)	8	8	(12,252)	(12,019)	2
Other income (expense) of consolidated
collateralized loan obligation (CLO) entities:
Gains (losses) and other investment income, net	(4,841)	15,563	21,794	NM	NM	10,722	27,235	(61)
Interest and other expense	(11,647)	(17,396)	(10,821)	(33)	8	(29,043)	(19,157)	52
Total non-operating income (expense)	(73,364)	8,369	20,291	NM	NM	(64,995)	17,098	NM

Income before income taxes and equity
in net income of affiliates	48,592	143,088	147,464	(66)	(67)	191,680	265,401	(28)
Income taxes	(22,017)	(32,578)	(37,069)	(32)	(41)	(54,595)	(64,694)	(16)
Equity in net income of affiliates, net of tax	1,481	2,325	2,735	(36)	(46)	3,806	4,683	(19)
Net income	28,056	112,835	113,130	(75)	(75)	140,891	205,390	(31)
Net (income) loss attributable to non-controlling
and other beneficial interests	44,002	(8,850)	(11,323)	NM	NM	35,152	(16,782)	NM
Net income attributable to
Eaton Vance Corp. shareholders	$72,058	$103,985	$101,807	(31)	(29)	$176,043	$188,608	(7)

Earnings per share:
Basic	$0.66	$0.95	$0.92	(31)	(28)	$1.61	$1.69	(5)
Diluted	$0.65	$0.91	$0.89	(29)	(27)	$1.55	$1.64	(5)

Weighted average shares outstanding:
Basic	109,224	109,380	110,379	-	(1)	109,297	111,315	(2)
Diluted	111,610	114,688	114,249	(3)	(2)	113,292	114,795	(1)

Dividends declared per share	$0.375	$0.375	$0.350	-	7	$0.750	$0.700	7

Attachment 2
Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp.
shareholders to adjusted net income attributable to Eaton Vance Corp.
shareholders and earnings per diluted share to adjusted earnings per diluted share
(in thousands, except per share figures)

	Three Months Ended					Six Months Ended
				%	%
				Change	Change
				Q2 2020	Q2 2020
	April 30,	January 31,	April 30,	vs.	vs.	April 30,	April 30,	%
	2020	2020	2019	Q1 2020	Q2 2019	2020	2019	Change

Net income attributable to Eaton Vance
Corp. shareholders	$72,058	$103,985	$101,807	(31)%	(29)%	$176,043	$188,608	(7)%
Management fees of consolidated sponsored
funds and consolidated CLO entities, net of tax(1)	947	1,428	802	(34)	18	2,375	1,342	77
Non-management expenses of consolidated
sponsored funds, net of tax(2)	848	955	980	(11)	(13)	1,803	2,073	(13)
Net (gains) losses and other investment income
related to consolidated sponsored funds and
other seed capital investments, net of tax(3)	4,607	(4,920)	(3,178)	NM	NM	(313)	(3,582)	(91)
Other (income) expense of consolidated CLO
entities, net of tax(4)	12,226	1,359	(8,179)	800	NM	13,585	(6,022)	NM
Net excess tax benefit from stock-based
compensation plans	(1,059)	(4,860)	(277)	(78)	282	(5,919)	(3,226)	83
Adjusted net income attributable to Eaton
Vance Corp. shareholders	$89,627	$97,947	$91,955	(8)	(3)	$187,574	$179,193	5
Earnings per diluted share	$0.65	$0.91	$0.89	(29)	(27)	$1.55	$1.64	(5)
Management fees of consolidated sponsored
funds and consolidated CLO entities, net of tax	0.01	0.01	-	-	NM	0.02	0.01	100
Non-management expenses of consolidated
sponsored funds, net of tax	0.01	0.01	0.01	-	-	0.02	0.02	-
Net (gains) losses and other investment income
related to consolidated sponsored funds and
other seed capital investments, net of tax	0.04	(0.04)	(0.03)	NM	NM	-	(0.03)	(100)
Other (income) expense of consolidated CLO
entities, net of tax	0.11	0.01	(0.07)	NM	NM	0.12	(0.05)	NM
Net excess tax benefit from stock-based
compensation plans	(0.02)	(0.05)	-	(60)	NM	(0.05)	(0.03)	67
Adjusted earnings per diluted share	$0.80	$0.85	$0.80	(6)	-	$1.66	$1.56	6

(1)	Represents management fees eliminated upon the consolidation of sponsored funds and CLO entities. On a pre-tax basis, these totaled $1.3 million in the three months ended April 30, 2020, $1.9 million in the three months ended January 31, 2020, $1.1 million in the three months ended April 30, 2019, $3.2 million in the six months ended April 30, 2020 and $1.8 million in the six months ended April 30, 2019.
(2)	Represents expenses of consolidated sponsored funds. On a pre-tax basis, these totaled $1.1 million in the three months ended April 30, 2020, $1.3 million in the three months ended January 31, 2020, $1.3 million in the three months ended April 30, 2019, $2.4 million in the six months ended April 30, 2020 and $2.8 million in the six months ended April 30, 2019.
(3)	Represents gains, losses and other investment income earned on investments in sponsored strategies, whether accounted for as consolidated funds, separate accounts or equity investments, as well as the gains and losses recognized on derivatives used to hedge these investments. Stated amounts are net of non-controlling interests. On a pre-tax basis, these totaled $(6.2) million in the three months ended April 30, 2020, $6.6 million in the three months ended January 31, 2020, $4.3 million in the three months ended April 30, 2019, $0.4 million in the six months ended April 30, 2020 and $4.8 million in the six months ended April 30, 2019.
(4)	Represents other income and expenses of consolidated CLO entities. On a pre-tax basis, these totaled $(16.5) million in the three months ended April 30, 2020, $(1.8) million in the three months ended January 31, 2020, $11.0 million in the three months ended April 30, 2019, $(18.3) million in the six months ended April 30, 2020 and $8.1 million in the six months ended April 30, 2019.

Attachment 3
Eaton Vance Corp.
Reconciliation of operating income and operating margin
to adjusted operating income and adjusted operating margin
(in thousands)

	Three Months Ended					Fiscal Year Ended
				%	%
				Change	Change
				Q2 2020	Q2 2020
	April 30,	January 31,	April 30,	vs.	vs.	April 30,	April 30,	%
	2020	2020	2019	Q1 2020	Q2 2019	2020	2019	Change

Total revenue	$405,911	$452,554	$411,861	(10)	(1)	$858,465	$818,277	5
Management fees of consolidated sponsored
funds and consolidated CLO entities(1)	1,277	1,925	1,076	(34)	19	3,202	1,801	78
Adjusted total revenue	$407,188	$454,479	$412,937	(10)	(1)	$861,667	$820,078	5
Total expenses	$283,955	$317,835	$284,688	(11)	-	$601,790	$569,974	6
Non-management expenses of consolidated
sponsored funds(2)	(1,144)	(1,287)	(1,314)	(11)	(13)	(2,432)	(2,781)	(13)
Adjusted total expenses	$282,811	$316,548	$283,374	(11)	-	$599,358	$567,193	6
Operating income	$121,956	$134,719	$127,173	(9)%	(4)%	$256,675	$248,303	3%
Management fees of consolidated sponsored
funds and consolidated CLO entities(1)	1,277	1,925	1,076	(34)	19	3,202	1,801	78
Non-management expenses of consolidated
sponsored funds(2)	1,144	1,287	1,314	(11)	(13)	2,432	2,781	(13)
Adjusted operating income	$124,377	$137,931	$129,563	(10)	(4)	$262,309	$252,885	4
Operating margin	30.0%	29.8%	30.9%	1	(3)	29.9%	30.3%	(1)
Adjusted operating margin	30.5%	30.3%	31.4%	1	(3)	30.4%	30.8%	(1)

(1)	Reflects the add-back of management fees eliminated upon consolidation of sponsored funds and CLO entities.
(2)	Reflects the exclusion from expenses of the operating expenses of consolidated sponsored funds.

						Attachment 4
Eaton Vance Corp.
Components of net income attributable
to non-controlling and other beneficial interests
(in thousands)

	Three Months Ended					Six Months Ended
				%	%
				Change	Change
				Q2 2020	Q2 2020
	April 30,	January 31,	April 30,	vs.	vs.	April 30,	April 30,	%
	2020	2020	2019	Q1 2020	Q2 2019	2020	2019	Change
Consolidated sponsored funds	$(45,276)	$7,177	$8,141	NM %	NM %	$(38,099)	$10,563	NM %
Majority-owned subsidiaries	1,274	1,673	3,182	(24)	(60)	2,947	6,219	(53)
Net income (loss) attributable to non-controlling
and other beneficial interests	$(44,002)	$8,850	$11,323	NM	NM	$(35,152)	$16,782	NM

		Attachment 5
Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	April 30,	October 31,(1)
	2020	2019
Assets

Cash and cash equivalents	$914,857	$557,668
Management fees and other receivables	219,944	237,864
Investments	635,079	1,060,739
Assets of consolidated CLO entities:
Cash	42,081	48,704
Bank loans and other investments	1,135,609	1,704,270
Other assets	5,555	28,039
Deferred sales commissions	59,813	55,211
Deferred income taxes	60,914	62,661
Equipment and leasehold improvements, net	71,797	72,798
Operating lease right-of-use assets	261,660	-
Intangible assets, net	73,921	75,907
Goodwill	259,681	259,681
Loan to affiliate	5,000	5,000
Other assets	100,803	85,087
Total assets	$3,846,714	$4,253,629

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$122,051	$240,722
Accounts payable and accrued expenses	72,411	89,984
Dividend payable	53,803	55,177
Debt	620,930	620,513
Operating lease liabilities	310,860	-
Liabilities of consolidated CLO entities:
Senior and subordinated note obligations	1,088,574	1,617,095
Other liabilities	39,454	51,122
Other liabilities	50,391	108,982
Total liabilities	2,358,474	2,783,595

Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	211,135	285,915
Total temporary equity	211,135	285,915

Permanent Equity:
Voting Common Stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued and outstanding, 478,643 and 422,935 shares, respectively	2	2
Non-Voting Common Stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued and outstanding, 113,929,794 and 113,143,567 shares, respectively	445	442
Additional paid-in capital	12,094	-
Notes receivable from stock option exercises	(7,070)	(8,447)
Accumulated other comprehensive loss	(68,925)	(58,317)
Retained earnings	1,340,559	1,250,439
Total permanent equity	1,277,105	1,184,119
Total liabilities, temporary equity and permanent equity	$3,846,714	$4,253,629

				Attachment 6
Eaton Vance Corp.
Consolidated Assets under Management and Net Flows by Investment Mandate(1)
(in millions)

	Three Months Ended			Six Months Ended
	April 30,	January 31,	April 30,	April 30,	April 30,
	2020	2020	2019	2020	2019
Equity assets – beginning of period(2)	$138,708	$131,895	$116,990	$131,895	$115,772
Sales and other inflows	8,316	7,806	5,050	16,122	11,270
Redemptions/outflows	(8,793)	(6,182)	(4,570)	(14,975)	(10,031)
Net flows	(477)	1,624	480	1,147	1,239
Exchanges	(205)	3	150	(202)	42
Market value change	(15,753)	5,186	8,249	(10,567)	8,816
Equity assets – end of period	$122,273	$138,708	$125,869	$122,273	$125,869
Fixed income assets – beginning of period(3)	64,262	62,378	56,910	62,378	54,339
Sales and other inflows	7,898	5,086	5,237	12,984	11,782
Redemptions/outflows	(7,719)	(3,947)	(4,452)	(11,666)	(9,318)
Net flows	179	1,139	785	1,318	2,464
Exchanges	154	23	71	177	397
Market value change	(3,248)	722	765	(2,526)	1,331
Fixed income assets – end of period	$61,347	$64,262	$58,531	$61,347	$58,531
Floating-rate income assets – beginning of period	33,836	35,103	40,943	35,103	44,837
Sales and other inflows	1,937	1,689	2,079	3,626	5,645
Redemptions/outflows	(5,096)	(3,046)	(3,657)	(8,142)	(10,135)
Net flows	(3,159)	(1,357)	(1,578)	(4,516)	(4,490)
Exchanges	(119)	(27)	(57)	(146)	(323)
Market value change	(2,736)	117	442	(2,619)	(274)
Floating-rate income assets – end of period	$27,822	$33,836	$39,750	$27,822	$39,750
Alternative assets – beginning of period(4)	8,553	8,372	9,991	8,372	12,139
Sales and other inflows	498	675	802	1,173	1,846
Redemptions/outflows	(1,182)	(593)	(1,275)	(1,775)	(4,539)
Net flows	(684)	82	(473)	(602)	(2,693)
Exchanges	(14)	-	(149)	(14)	(176)
Market value change	(629)	99	40	(530)	139
Alternative assets – end of period	$7,226	$8,553	$9,409	$7,226	$9,409
Parametric custom portfolios assets – beginning of period(5)	175,318	164,895	141,050	164,895	134,345
Sales and other inflows	13,896	9,745	9,099	23,641	19,263
Redemptions/outflows	(12,596)	(6,221)	(5,696)	(18,817)	(10,996)
Net flows	1,300	3,524	3,403	4,824	8,267
Exchanges	4	1	(22)	5	53
Market value change	(17,926)	6,898	9,173	(11,028)	10,939
Parametric custom portfolios assets – end of period	$158,696	$175,318	$153,604	$158,696	$153,604
Parametric overlay services assets – beginning of period	97,514	94,789	78,768	94,789	77,871
Sales and other inflows	29,025	21,313	14,559	50,338	31,681
Redemptions/outflows	(35,494)	(20,199)	(12,544)	(55,693)	(30,352)
Net flows	(6,469)	1,114	2,015	(5,355)	1,329
Exchanges	178	-	-	178	-
Market value change	(3,304)	1,611	1,992	(1,693)	3,575
Parametric overlay services assets – end of period	$87,919	$97,514	$82,775	$87,919	$82,775
Total assets under management – beginning of period	518,191	497,432	444,652	497,432	439,303
Sales and other inflows	61,570	46,314	36,826	107,884	81,487
Redemptions/outflows	(70,880)	(40,188)	(32,194)	(111,068)	(75,371)
Net flows	(9,310)	6,126	4,632	(3,184)	6,116
Exchanges	(2)	-	(7)	(2)	(7)
Market value change	(43,596)	14,633	20,661	(28,963)	24,526
Total assets under management – end of period	$465,283	$518,191	$469,938	$465,283	$469,938

(1)	Consolidated Eaton Vance Corp. See Attachment 12 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2)	Includes balanced and other multi-asset mandates. Excludes equity mandates reported as Parametric custom portfolios.
(3)	Includes cash management mandates. Excludes benchmark-based fixed income separate accounts reported as Parametric custom portfolios. Amounts for periods prior to fiscal 2020 have been revised to reflect the reclassification of benchmark-based fixed income separate accounts from fixed income to Parametric custom portfolios in the first quarter of fiscal 2020.
(4)	Consists of absolute return, commodity and currency mandates.
(5)	Equity, fixed income and multi-asset separate accounts managed by Parametric for which customization is a primary feature; other Parametric strategies may also be customized. Amounts for periods prior to fiscal 2020 have been revised to reflect the reclassification of benchmark-based fixed income separate accounts from fixed income to Parametric custom portfolios in the first quarter of fiscal 2020.

				Attachment 7
Eaton Vance Corp.
Consolidated Assets under Management and Net Flows by Investment Vehicle(1)
(in millions)

	Three Months Ended			Six Months Ended
	April 30,	January 31,	April 30,	April 30,	April 30,
	2020	2020	2019	2020	2019
Funds – beginning of period	$180,539	$174,068	$162,750	$174,068	$164,968
Sales and other inflows	14,316	11,496	10,510	25,812	24,233
Redemptions/outflows	(17,297)	(9,161)	(9,399)	(26,458)	(24,824)
Net flows	(2,981)	2,335	1,111	(646)	(591)
Exchanges	(3)	-	(7)	(3)	(105)
Market value change	(17,151)	4,136	7,108	(13,015)	6,690
Funds – end of period	$160,404	$180,539	$170,962	$160,404	$170,962
Institutional separate accounts – beginning of period	175,258	173,331	155,224	173,331	153,996
Sales and other inflows	33,732	23,605	16,327	57,337	37,156
Redemptions/outflows	(41,869)	(25,449)	(16,499)	(67,318)	(38,828)
Net flows	(8,137)	(1,844)	(172)	(9,981)	(1,672)
Exchanges	6	-	-	6	98
Market value change	(12,372)	3,771	5,408	(8,601)	8,038
Institutional separate accounts – end of period	$154,755	$175,258	$160,460	$154,755	$160,460
Individual separate accounts – beginning of period	162,394	150,033	126,678	150,033	120,339
Sales and other inflows	13,522	11,213	9,989	24,735	20,098
Redemptions/outflows	(11,714)	(5,578)	(6,296)	(17,292)	(11,719)
Net flows	1,808	5,635	3,693	7,443	8,379
Exchanges	(5)	-	-	(5)	-
Market value change	(14,073)	6,726	8,145	(7,347)	9,798
Individual separate accounts – end of period	$150,124	$162,394	$138,516	$150,124	$138,516
Total assets under management – beginning of period	518,191	497,432	444,652	497,432	439,303
Sales and other inflows	61,570	46,314	36,826	107,884	81,487
Redemptions/outflows	(70,880)	(40,188)	(32,194)	(111,068)	(75,371)
Net flows	(9,310)	6,126	4,632	(3,184)	6,116
Exchanges	(2)	-	(7)	(2)	(7)
Market value change	(43,596)	14,633	20,661	(28,963)	24,526
Total assets under management – end of period	$465,283	$518,191	$469,938	$465,283	$469,938

(1)	Consolidated Eaton Vance Corp. See Attachment 12 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.

				Attachment 8
Eaton Vance Corp.
Consolidated Assets under Management by Investment Mandate(1)
(in millions)

	April 30,	January 31,	%	April 30,	%
	2020	2020	Change	2019	Change
Equity(2)	$122,273	$138,708	-12%	$125,869	-3%
Fixed income(3)	61,347	64,262	-5%	58,531	5%
Floating-rate income	27,822	33,836	-18%	39,750	-30%
Alternative(4)	7,226	8,553	-16%	9,409	-23%
Parametric custom portfolios(5)	158,696	175,318	-9%	153,604	3%
Parametric overlay services	87,919	97,514	-10%	82,775	6%
Total	$465,283	$518,191	-10%	$469,938	-1%

(1) Consolidated Eaton Vance Corp. See Attachment 12 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2) Includes balanced and other multi-asset mandates. Excludes equity mandates reported as Parametric custom portfolios.
(3) Includes cash management mandates. Excludes benchmark-based fixed income separate accounts reported as Parametric custom portfolios.
(4) Consists of absolute return, commodity and currency mandates.
(5) Equity, fixed income and multi-asset separate accounts managed by Parametric for which customization is a primary feature; other Parametric strategies may also be customized.

				Attachment 9
Eaton Vance Corp.
Consolidated Assets under Management by Investment Vehicle(1)
(in millions)

	April 30,	January 31,	%	April 30,	%
	2020	2020	Change	2019	Change
Open-end funds	$94,717	$108,290	-13%	$104,367	-9%
Closed-end funds	21,712	24,873	-13%	24,503	-11%
Private funds(2)	43,975	47,376	-7%	42,092	4%
Institutional separate accounts	154,755	175,258	-12%	160,460	-4%
Individual separate accounts	150,124	162,394	-8%	138,516	8%
Total	$465,283	$518,191	-10%	$469,938	-1%

(1) Consolidated Eaton Vance Corp. See Attachment 12 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2) Includes privately offered equity, fixed and floating-rate income, and alternative funds and CLO entities.

				Attachment 10
Eaton Vance Corp.
Consolidated Assets under Management by Investment Affiliate(1)(2)
(in millions)

	April 30,	January 31,	%	April 30,	%
	2020	2020	Change	2019	Change
Eaton Vance Management(3)	$133,927	$149,994	-11%	$147,602	-9%
Parametric	287,426	320,848	-10%	282,169	2%
Atlanta Capital	22,645	25,552	-11%	23,019	-2%
Calvert(4)	21,285	21,797	-2%	17,148	24%
Total	$465,283	$518,191	-10%	$469,938	-1%

(1) Consolidated Eaton Vance Corp. See Attachment 12 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2) The Company’s policy for reporting managed assets of investment portfolios overseen by multiple Eaton Vance affiliates is to base the classification on the strategy’s primary identity.
(3) Includes managed assets of Eaton Vance-sponsored funds and separate accounts managed by Hexavest and unaffiliated third-party advisers under Eaton Vance supervision.
(4) Includes managed assets of Calvert Equity Fund, which is sub-advised by Atlanta Capital, and Calvert-sponsored funds managed by unaffiliated third-party advisers under Calvert supervision.

	Attachment 11
	Eaton Vance Corp.
	Average Annualized Management Fee Rates by Investment Mandate(1)(2)
	(in basis points on average managed assets)

		Three Months Ended					Six Months Ended
					%	%
					Change	Change
					Q2 2020	Q2 2020
		April 30,	January 31,	April 30,	vs.	vs.	April 30,	April 30,	%
		2020	2020	2019	Q1 2020	Q2 2019	2020	2019	Change
	Equity(3)	55.1	57.0	57.1	-3%	-4%	56.6	56.9	-1%
	Fixed income(4)	40.1	41.4	41.7	-3%	-4%	40.9	41.7	-2%
	Floating-rate income	49.8	49.9	50.0	0%	0%	50.2	49.9	1%
	Alternative(5)	62.2	64.5	59.4	-4%	5%	63.8	58.6	9%
	Parametric custom portfolios(6)	14.5	15.2	14.6	-5%	-1%	14.9	14.5	3%
	Parametric overlay services	4.9	4.9	5.3	0%	-8%	4.9	5.2	-6%
	Total	29.7	30.8	31.8	-4%	-7%	30.5	31.8	-4%

(1)	Excludes performance-based fees, which were $2.5 million in the three months ended April 30, 2020, $0.2 million in the three months ended January 31, 2020, $1.8 million in the three months ended April 30, 2019, $2.7 million in the six months ended April 30, 2020 and $1.5 million in the six months ended April 30, 2019.
(2)	Excludes management fees earned on consolidated investment entities that are eliminated in consolidation, which were $1.3 million in the three months ended April 30, 2020, $1.9 million in the three months ended January 31, 2020, $1.1 million in the three months ended April 30, 2019, $3.2 million in the six months ended April 30, 2020 and $1.8 million in the six months ended April 30, 2019. The managed assets and flows of consolidated investment entities are reflected in our consolidated totals.
(3)	Includes balanced and other multi-asset mandates. Excludes equity mandates reported as Parametric custom portfolios.
(4)	Includes cash management mandates. Excludes benchmark-based fixed income separate accounts reported as Parametric custom portfolios. Amounts for periods prior to fiscal 2020 have been revised to reflect the reclassification of benchmark-based fixed income separate accounts from fixed income to Parametric custom portfolios in the first quarter of fiscal 2020.
(5)	Consists of absolute return, commodity and currency mandates.
(6)	Equity, fixed income and multi-asset separate accounts managed by Parametric for which customization is a primary feature; other Parametric strategies may also be customized. Amounts for periods prior to fiscal 2020 have been revised to reflect the reclassification of benchmark-based fixed income separate accounts from fixed income to Parametric custom portfolios in the first quarter of fiscal 2020.

Attachment 12
Eaton Vance Corp.
Hexavest Inc. Assets under Management and Net Flows
(in millions)

	Three Months Ended			Six Months Ended
	April 30,	January 31,	April 30,	April 30,	April 30,
	2020	2020	2019	2020	2019
Eaton Vance distributed:
Eaton Vance sponsored funds – beginning of period(1)	$130	$152	$177	$152	$159
Sales and other inflows	4	3	4	7	44
Redemptions/outflows	(42)	(26)	(3)	(68)	(28)
Net flows	(38)	(23)	1	(61)	16
Market value change	(22)	1	6	(21)	9
Eaton Vance sponsored funds – end of period	$70	$130	$184	$70	$184
Eaton Vance distributed separate accounts –
beginning of period(2)	$1,566	$1,563	$2,065	$1,563	$2,169
Sales and other inflows	24	6	3	30	24
Redemptions/outflows	(338)	(22)	(79)	(360)	(219)
Net flows	(314)	(16)	(76)	(330)	(195)
Market value change	(251)	19	87	(232)	102
Eaton Vance distributed separate accounts – end of period	$1,001	$1,566	$2,076	$1,001	$2,076
Total Eaton Vance distributed – beginning of period	$1,696	$1,715	$2,242	$1,715	$2,328
Sales and other inflows	28	9	7	37	68
Redemptions/outflows	(380)	(48)	(82)	(428)	(247)
Net flows	(352)	(39)	(75)	(391)	(179)
Market value change	(273)	20	93	(253)	111
Total Eaton Vance distributed – end of period	$1,071	$1,696	$2,260	$1,071	$2,260
Hexavest directly distributed – beginning of period(3)	$11,296	$11,640	$10,988	$11,640	$11,467
Sales and other inflows	304	96	700	400	1,219
Redemptions/outflows	(2,120)	(554)	(473)	(2,674)	(1,607)
Net flows	(1,816)	(458)	227	(2,274)	(388)
Market value change	(1,921)	114	419	(1,807)	555
Hexavest directly distributed – end of period	$7,559	$11,296	$11,634	$7,559	$11,634
Total Hexavest managed assets – beginning of period	$12,992	$13,355	$13,230	$13,355	$13,795
Sales and other inflows	332	105	707	437	1,287
Redemptions/outflows	(2,500)	(602)	(555)	(3,102)	(1,854)
Net flows	(2,168)	(497)	152	(2,665)	(567)
Market value change	(2,194)	134	512	(2,060)	666
Total Hexavest managed assets – end of period	$8,630	$12,992	$13,894	$8,630	$13,894

(1) Managed assets and flows of Eaton Vance-sponsored funds for which Hexavest is adviser or sub-adviser. Eaton Vance receives management fees (and in some cases also distribution fees) on these assets, which are included in the consolidated assets under management, flows and average annualized management fee rates reported in Attachments 6 through 11.
(2) Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest. Eaton Vance receives distribution fees, but not management fees, on these assets, which are not included in the consolidated assets under management, flows and average annualized management fee rates reported in Attachments 6 through 11.
(3) Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton Vance receives no management fees or distribution fees on these assets, which are not included in the consolidated assets under management, flows and average annualized management fee rates reported in Attachments 6 through 11.